UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2011

BLUE EARTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205
Henderson, NV 89052
(Address of Principal Executive Offices)  (Zip Code)

(702) 263-1808
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

On May 19, 2011, Blue Earth, Inc. (the “Company”) issued a press release entitled “Blue Earth Successfully Concludes Agreement for Exclusive Private Label and Manufacturing Rights to Patented Lighting Controls Technology,” a copy of which is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

1.01           Entering into a Material Definitive Agreement

A.           License.

On May 16, 2011, the Company, through its wholly-owned subsidary, Blue Earth Energy Management, Inc. (“BEEM”) entered into an Exclusive License and Manufacturing Agreement (the “License”), a copy of which has been filed as Exhibit 10.1 to this Form 8-K with James F. Loughrey and Switch Genie, LLC (collectively “Licensor”).  The Licensor granted BEEM, for the life of the Licensed Patents, an exclusive, irrevocable, transferable license, with the right to sublicense, manufacture and sell all products using patented technology.  The Licensor agreed that all products sold by Licensor using licensed Intellectual Property (IP) shall be purchased by Licensor from BEEM, subject to a royalty of 2% of Licensor’s gross profits on sales sold under its “Switch Genie” brand.

The consideration paid by the Company for the License was: (i) $100,000 cash; (ii) 150,000 restricted shares of Common Stock subject to the terms and conditions of a Lock-Up/Leak-Out Agreement; and (iii) a royalty equal to 4% of gross profits from the sale of products utilizing the IP, for a 10 year period, with an initial review of this and other terms, three years from the execution of the License.  Each party has the right to terminate for cause, defined as a breach of any material terms under the License not cured within 60 days after written notice or if bankruptcy proceedings are commenced against the other party.

B.           Consulting Agreements.

On May 16, 2011, the Company entered into a perpetual Consulting Agreement with Jim Loughrey, a principal of Switch Genie, to specify and direct all the manufacturing and quality control activities under the License and specifically to complete 50 partially completed ballasts and manufacture the initial 3,000 or more units as may be ordered under the License. Mr. Loughrey shall receive Warrants to purchase 100,000 shares of Common Stock exercisable for five years at $1.15 per share.  Mr. Loughrey is being compensated at the rate of $100,000 per month until at least 500 ballasts are ready for shipment and then at $7,000 per month until the Consulting \ Agreement is terminated by either party.

C.           Kaye Loughrey Consulting Agreement.

On May 16, 2011, the Company entered into a perpetual Consulting Agreement with Kaye Loughrey, a principal of Switch Genie, to maintain the records for all manufacturing and quality control activities under the License to complete the 50 partially complete ballasts and manufacture 3,000 or more ballasts.  She will also oversee and document all UL submittals and transfer rights for the purchase.  Ms. Loughrey will receive warrants exercisable for five years to purchase 60,000 shares at $1.15 per share.  Ms. Loughrey is being compensated at the rate of $6,000 per month until at least 500 ballasts are ready for shipment and then at the rate of $4,000 per month as long as the agreement is in effect.

D.	Lock-up/Leak-out Agreement.

On May 16, 2011 Switch Genie LLC entered into a Lock-up Agreement with the Company, a copy of which is filed as Exhibit 10.4 to this Form 8-K.  Under this Agreement, Switch Genie agreed not to sell any of the 150,000 restricted shares of Common Stock it received for the grant of the License disclosed above, for a 12 month period for the grant of the License.  Thereafter, pursuant to the terms of Rule 144, Switch Genie agreed to sell up to 3,000 shares per week for the two-year period ending two years from the Closing Date.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

None

(b) Pro Forma Financial Information.

None

(d) Exhibits.

Exhibit Number	Description
10.01	Exclusive License and Manufacturing Agreement dated May 16, 2011 by and among James F. Loughrey and Switch Genie LLC and Blue Earth Energy Management, Inc. and Blue Earth, Inc.

10.02	Consulting Agreement dated May 16, 2011 by and between Blue Earth, Inc. and Jim Loughrey.

10.03	Consulting Agreement dated May 16, 2011 by and between Blue Earth, Inc. and Kaye Loughrey.

10.04	Lock-Up Agreement dated May 16, 2011 by and between Switch Genie LLC and Blue Earth, Inc.

99.1	Press Release dated May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011	BLUE EARTH, INC.

By: /s/ Dr. Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO